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Exhibit 10.12

MASTER LEASE PURCHASE

Date	19th July 2002
You are:
Name	TRM Copy Centres (UK) Ltd
Address	Unit B Brunel Centre Newton Road Crawley
Postcode	RH10 2TU
Registered no.	3220922

We are

        Barclays Mercantile Business Finance Limited of Churchill Plaza, Churchill Way, Basingstoke, Hampshire, RG21 7GL. Registered in England no. 896129. Our VAT registration no. is 243 8522 62.

This is how your master lease purchase agreement operates

        You may request us to enter into leases with you by giving us details of the equipment, from whom you propose we acquire title to it and any financial or other information we may require.

        By signing this agreement you acknowledge that we may exchange information about you with companies in the Barclays Bank group for credit and risk assessment purposes and marketing purposes. You agree that (i) you may be contacted with details of other products or services—write to us, if you do not wish to be contacted, (ii) we may disclose and use information about this agreement for credit scoring, administration and financing purposes and for fraud prevention.

        These expressions are used throughout this agreement and any schedule to it—

        Schedule:

        Is any agreement under which we let equipment to you on hire on the terms of this agreement and the particular schedule.

        Lease:

        In relation to any hiring, is this agreement and the schedule, which together constitute a single contract.

        Equipment, term, rent, location:

        Are as described in the particular schedule.

These are the terms of your master lease purchase agreement

1.
General

(1)
We and you may sometimes be referred to respectively as 'owner' and 'hirer' in this agreement, schedules or any supplemental agreement or appendix.

(2)
This is a master agreement; signature of it does not commit either us or you to enter into any lease. We are only obliged to hire equipment (which includes any replacement) to you, if you sign a schedule; the terms of which are agreed and which we then sign.

(3)
Headings are for convenience only. The singular includes the plural and vice versa.

(4)
The equipment remains our property until you have validly exercised your option to purchase it (see clause 9). If any clause (or part of it) is not enforceable, the rest of the lease will not be affected.

(5)
We may require you to arrange for any purchase contract you may have entered into to be changed so title to the equipment passes direct to us. We will pay for the equipment on the terms agreed with you or otherwise on receipt by us of the supplier's invoice or reimburse you (if you have an agency purchase appointment) on presentation of your invoice, as applicable.

(6)
We do not agree to any terms other than those in the lease; in particular, we are not liable by any contract to deliver the equipment or to service or maintain it or, other than hiring out the equipment, to provide you with any thing or any service.

(7)
We may want someone to guarantee your obligations, if we do, we will ask you to suggest someone suitable.

(8)
If, at any time, we make any concession or allow extra time to pay, this will not affect our rights on that or any subsequent occasion; variations to any lease must be in writing and signed by us.

(9)
You acknowledge that you will be treated as having received any communication we send you 48 hours after posting to your usual or last known address. Our address for notices is above.

(10)
Wherever in any lease you agree to indemnify us, your indemnity extends to us and any owner of the equipment and will apply even if the hiring or the lease has ended. We will calculate it to compensate for the full amount of the loss suffered as a result of each claim (including any expenses and VAT we may incur). Our calculations will be conclusive and you must pay us on our written demand.

2.
Period

        The hiring lasts for the term shown in the schedule and then until you have exercised your option to purchase (see clause 9) or it is otherwise terminated (see clauses 7 and 10). So long as you are not in default (see clause 7) you are entitled to possession of the equipment throughout this period.

3.
Payments

(1)
The rentals you must pay (without our making demand on you) are shown in the schedule and are payable without setoff or counterclaim. If you send us cheques, you do so at your risk. It is vital to us that we receive payment in full on the due dates shown in the schedule; you agree that this is a condition (in Scotland an essential condition) of each lease. A breach of this condition may be treated by us as repudiation (see clause 7).

(2)
Any sum not paid by you on its due date will (unless we decide otherwise) accrue interest for each day that it is unpaid from the date payment was due until receipt by us of the unpaid amount. The interest rate will be Finance House Base Rate at that time plus 5%. Payment of interest will not affect our right to terminate (see clause 7).

(3)
If we need to apportion rentals to individual items of equipment, we will do so by reference to the respective prices paid by us for the items.

4.
Equipment

(1)
You must make sure the equipment is safe, correctly used and kept in good condition and must arrange any maintenance that is needed; any replacement parts become our property.

(2)
You may only alter the equipment with our written permission or if the law means it must be altered. Any alteration will be at your expense.

(3)
Any damage, loss or injury, to anything or anyone, until the equipment is returned to us, caused to or by the equipment or by its use is your risk and liabilities arising or penalties or fines imposed in respect of its use or possession and any costs or expenses incurred in relation to the detention and/or disposal of the equipment under any law are your responsibility; you agree to indemnify us if any claim is made on us or we suffer any loss as a result of any of these matters.

(4)
You must keep the equipment in your possession and may not sub-let it unless you first have our written permission. If the equipment is plant or machinery, you may not move it from the location shown in the schedule or, if none, from the United Kingdom unless we have first agreed in writing where it will then be located. If the equipment is a commercial vehicle, you may take it anywhere within the European Community for no longer than 28 days on any trip and you must keep us informed of its whereabouts when we ask you to. If the equipment is a motor car, you may take it anywhere within the European Community for no longer that 28 days in any year and you must keep us informed of its whereabouts when we ask you to.

(5)
If we want to inspect the equipment, you must allow us access and we may mark it with our name if we choose to do so. Identification and registration marks may not be removed or changed.

(6)
Until you have validly exercised your option to purchase (see clause 9) you may not agree to sell or otherwise dispose of the equipment in any way or use it or allow it to be used as security. The same applies to your rights under each lease. You must not allow the equipment or our rights in it to be put in jeopardy.

5.
Limit to our liability

(1)
You have selected the equipment and its supplier and established its suitability; we have not examined it or considered its suitability. You are responsible for taking delivery of the equipment: on delivery you must make sure it is as described in the schedule and anything additional needed to start it working or to use it must be arranged by you.

(2)
We make no statement about the equipment other than that we have the right to hire it out to you. We have not authorized the supplier or anyone else to make any statement about it.

(3)
Any condition, warranty or other term implied by law is excluded to the full extent permitted by law. If you wish to have the benefit of any equipment or service guarantee or warranty, you should arrange this directly with the supplier, but we will, on request, let you have the benefit of any that the supplier gives to us.

(4)
Rentals are payable even if you are not satisfied with the equipment or it does not work or do what you expected it to, needs maintenance or is damaged; we are not liable for any loss of business, revenue, profit or anticipated savings however caused.

6.
Insurance

(1)
You must insure the equipment until it is returned to us for its full replacement value against loss or damage and against third party risks or with comprehensive cover in the case of vehicles.

(2)
We may require to approve your insurers and the terms of insurance, to see your insurance policy and to have our ownership noted. If we are not satisfied with your insurance, we may take out our own insurance at your expense; you will reimburse us on demand.

(3)
If the equipment is a total loss or stolen, you must promptly inform us and we may either require the equipment to be replaced or you to pay us the amount required to discharge your outstanding liability to us (see clause 8).

(4)
You authorize us to contact your insurers and, if the equipment is a total loss or is stolen, consent to us disclosing the amount required to discharge your outstanding liability to us and as your agent to negotiate and agree with your insurers the terms of any insurance claim in respect of the equipment and to receive any insurance proceeds payable.

(5)
If any insurance cover you take out fails to cover your liability to us, you will still be liable to us for any shortfall.

7.
Default

(1)
Certain events, which you must not allow to occur, are a default and repudiation by you of each lease; they are that:

(a)
we do not receive any rental within 10 days of its due date; or

(b)
you breach any other term (and, if it can be remedied, you fail to remedy the breach within 10 days of our notice requiring you to do so); or

(c)
(if you are an individual) an application for an interim order is made against you or a petition for a bankruptcy order (in Scotland for sequestration) is presented against you; or

(d)
(if you are a company, trust or corporation) a receiver, administrative receiver or liquidator is appointed to you or you are dissolved or otherwise wound up; or

(e)
distress (in Scotland diligence) or execution is threatened or made against you; or

(f)
a meeting of your creditors is called or you propose a voluntary arrangement or cease to trade or a petition for the appointment to you of an administrator is presented; or

(g)
(if in Scotland) you are apparently insolvent; or

(h)
any company in the Barclays PLC Group withdraws any facility or demands payment as a result of a default by you.

(2)
If any of the events in clause 7(1) occurs, our consent to your possession of the equipment ceases. We may then terminate any hiring, enter your premises and take back the equipment. If we do not act immediately, we will still have these rights.

(3)
If we terminate the hiring or the agreement has terminated automatically, without affecting our rights (including any right to damages and to our costs of recovering the equipment), you must then pay us the amount required to discharge your outstanding liability to us (see clause 8). Receipt by us of part payment will not affect our rights.

8.
Your liability on termination

(1)
Your outstanding liability to us (see clauses 8(3), 7(3) and 10) should the hiring or lease terminate, will be any arrears of rental accrued and by way of agreed compensation, a sum equal to the unpaid balance HP price shown on the schedule less a rebate calculated by us for early payment of any charges included in it.

(2)
We shall deduct the value of the equipment from your liability; the value will be what we have sold it for (net of expenses) or what we have received from insurers.

9.
Your option to purchase

(1)
You have the option to (but do not have to) purchase the equipment at the expiry of the term if:

(a)
we have received on the terms of this agreement all rentals shown in the schedule and other sums then payable to us in respect of the lease.

(b)
you are not in default (see clause 7); and

(c)
you pay us any option payment stated in the schedule plus any VAT chargeable.

    The equipment then becomes your property. We confirm that we will have the right to pass title to you.

(2)
If you wish to exercise your option to purchase prior to the expiry of the term, you may only do so with our permission and on receipt by us of the amount we quote to you as payable.

(3)
Where the equipment includes computer software, ownership of the software will remain with the owner or licensor of it and we grant you no option to purchase it.

10.
Your right to terminate.

(1)
You may terminate the hiring under any schedule without exercising your option to purchase (see clause 9), but only if you:

(a)
terminate all loan agreements and the hiring of all other equipment under all the hire or lease purchase agreements that are not regulated (by consumer credit law) between us and you or your associated companies (defined by tax law);

(b)
pay the amount we quote you as payable under all such agreements, which will include your outstanding liability to us under that schedule (see clause 8); and

(c)
return the equipment (see clause 11)

(2)
Without our permission you may only pre-pay in compliance with these terms.

11.
Return of equipment

(1)
Unless you validly exercise your option to purchase (see clause 9) you must return the equipment including all instruction books, registration documents and service records) to us, to an address specified by us, when the hiring of it has ended.

(2)
On return the equipment must be in working order and good condition (fair wear and tear expected). Any costs incurred in returning the equipment are payable by you.

These are your declarations when you sign a schedule

        You request us to (i) accept your offer to hire the equipment from us on the terms and conditions of the lease and (ii) upon our acceptance, date the schedule and forward your payment instructions to your bankers.

        You acknowledge that we have had no part in selecting the equipment and exclude liability for its condition.

Signature of Hirer

Signed for and on behalf of the hirer

/s/ P. A. Townsley Managing Director Name and title of signatory
Authorised to sign

Signature of Owner

Signed for and on behalf of Barclays Mercantile Business Finance Limited

/s/ R. Moody BCO
Authorised to sign

        Complaints

        To make a complaint, please contact Customer Centre Support Team at Barclays Asset Finance, Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG21 7GP. Telephone Number 01256 3143

BARCLAYS	Not for use with agreements regulated by the Consumer Credit Act 1974
This appendix shall be read and construed as forming part of the agreement made between the undersigned	Lessee/Hirer/Borrower
and Barclays Mercantile Business Finance Ltd and dated the	TRM Copy Centres (UK) Ltd. CF no. Customer no.
19, 07, 2002	Account No.

Clause 7 (1) (a)	Amend '10 days' to read '14 days.'
Clause 7 (1) (b)	Amend '10 days' to read '14 days.'
Clause 7 (1) (h)
Substitute the following wording:
'any company in the Barclays Plc Group withdraws any credit facility or demands payment as a result of a default by you where, in either case, the level of default within the Barclays Plc Group exceeds £1,000,000.'
Clause 7 (1) (i)
'there is an unsatisfactory (in our reasonable opinion) audit of sub-letting agreements which is not rectified to our satisfaction within 14 days of our giving you notice in writing thereof based on materials and / or persistent (in our reasonable opinion) failure to provide services to sub-lessees in accordance with the terms of the sub-letting agreements or any material and / or persistent withholding of sub-lease payments for any of the above reasons. We will be deemed to have acted reasonably for the purposes of this clause if we have, in forming our opinion, had due regard to the findings of electronic Imaging Systems Limited and / or Toshiba TEC UK Imaging Systems Limited following the monitoring by either or both of those companies of the quality of service provided by you to the sub-lessees and the default statistics relating to such sub-lessees.'
Clause 12
Sub-Lease Delinquency Statistics
'You must provide to us quarterly delinquency statistics showing the percentage of the sub-lease portfolio which is in default on a quarter on quarter basis, as currently prepared by you in bar chart format.'

Signature for Lessee/Hirer/Borrower Signed for and on behalf of the lessee/hirer/borrower		Signature for Lessor/Owners/Lendor For and on behalf of the lessor/owner/lendor
/s/ P. A. Townsley		/s/ R. Moody	Date: 13/7/02

Title of signatory		Signed R. Moody
Managing Director	Authorised to sign		Authorised to sign

BARCLAYS		FIXED RATE

This schedule shall be read and construed as forming an agreement under which equipment is let and as a schedule incorporated in the master lease purchase agreement made between the undersigned and dated the		Hirer TRM Copy Centres (UK) Ltd
	19 /07 /2002	CF No.		Customer no.

		Plan code		Account no.

Finance Details Price (excl. VAT)
£

VAT at
£

Non taxable items
Hirer				£

Name		Total cost of equipment
TRM Copy Centres (UK) Ltd			(a)	£

Lease Part exchange initial payment
payable on the date of this schedule
Address			(b)	£
Unit 6 Brunel Centre, Newton Road,
Balance Financed
Crawley West Sussex			(c = a - b)	£

Postcode		Add Changes
RH10 2TU			(d)	£

Company registration no.		Balance HP price
3220922			(c + d)	£

Administration Fee (payable on
the date of this agreement)
Equipment			(e)	£

Description (inc. serial and/or reg. no.)		Option payment (see clause 9)
			(f)	£

Serial No. REFER TO SCHEDULE

Location of equipment	New/Used	Hire Purchase price
Refer to Schedule	New	(a + d + e + f)		£

Term and Rent

The term from the date of this schedule is		The balance HP price is payable by the rentals scheduled in the table below.
36 months.

No. of consecutive rentals:	Rental frequency:	Amount of each rental:	Commencing on:
36	Monthly		£23/10/2002
Data Protection

You acknowledge that we may exchange information about you with companies in the Barclays Bank group for credit and risk assessment purposes and marketing purposes. You may be contacted with details of other products or services—write to us if you do not wish to be contacted. You agree we may disclose and use information about the agreement for scoring, administration and financing purposes and for fraud purposes.

Signature for Hire		Signature for Owner

Signed for and on behalf of the hirer		Date/Tax point of this agreement
/s/ P. A. Townsley				24/09/2002

Name and title of signatory Managing Director	Signed for and on behalf of Barclays Mercantile Business Finance Ltd of Churchill Plaza, Churchill Way, Basingstoke, Hampshire RG21 7GP. Regd. No. 898129 VAT registration no. 243 8572 62
/s/ R. Moody, BCO

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  Exhibit 10.12